Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicolet Bankshares, Inc. Continues Strategic Growth with Acquisition of Charter Bankshares, Inc.

•Adds the “lead local” community bank in the Eau Claire MSA
•Solid first year EPS accretion and accretive to tangible book value
•Charter Bank CEO, Paul Kohler, to remain with Nicolet leading the Western Wisconsin & Twin Cities markets

GREEN BAY, WI and EAU CLAIRE, WI, March 30, 2022 – Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet”) and Charter Bankshares, Inc., (“Charter”) today jointly announced the execution of a definitive merger agreement. Under terms of the agreement, Nicolet will acquire Charter and its wholly-owned banking subsidiary, Charter Bank. Charter is a $1.1 billion bank headquartered in Eau Claire, Wisconsin, with offices in Chetek, Wisconsin and Chanhassen and Chaska, Minnesota. A new office is currently being built in Chippewa Falls, Wisconsin.

Based on the financial results as of December 31, 2021, the combined company will have pro forma total assets of $8.8 billion, deposits of $7.3 billion, and loans of $5.4 billion.

Mike Daniels, President and CEO of Nicolet, said, “Much like Nicolet, Charter has a history of serving its customers and a deep-rooted commitment to community banking. We have known and respected the leaders at Charter for a long time. Our banks are culturally similar in that we trust our local people to understand and serve the market. The magic of this opportunity is trust in the partnership and the people. This trust in a people-driven approach to the market has created shared success for Nicolet’s customers, employees, and shareholders, as well as the communities we serve. We are optimistic about our future together, and we will work hard to ensure a smooth transition.”

Paul Kohler, President and CEO of Charter Bank, said, “Since our founding, we’ve seen what a good community bank can do for our region. Nicolet is the rare partner who puts actions behind their words when it comes to being committed to communities. I look forward to the next chapter and leading our combined teams in Western Wisconsin and the Twin Cities.”

Jeff Halloin, CEO of Charter Bankshares, Inc., said, “As big banks have increasingly focused their attention on bigger customers and big cities, we were impressed that Nicolet has chosen to expand in places with similar strengths and needs to the markets Charter serves. While Nicolet is certainly a bigger bank than we are with great resources that come with added size, they don’t think like a big bank. Local still matters to them just as it does to us, and we are confident that will resonate here.”

Brenda L. Johnson, Chairperson of Charter Bankshares, Inc., said, “So many banks are sold to the highest bidder with little thought as to whether they share the same values, or what the impact may be on customers, employees and the communities. That’s not what happened here. We made it clear that we wanted a partner that would value our communities and employees and help our customers grow and prosper. We specifically sought Nicolet out as a merger partner because of their commitment and proven track record of doing just that. We were very deliberate in our decision process. Our shareholders will remain invested in the bank after the merger and are excited to see what Nicolet will do in our markets.”

Bob Atwell, Executive Chairman of Nicolet, said, “As Nicolet continues to grow, we see the positive impact that the right partner can have on communities and shareholders alike. We are confident that we found the right partner in Charter.”

Transaction Information
Under the terms of the merger agreement, Charter shareholders will receive approximately 1.26 million shares of Nicolet and a cash payment of approximately $38.8 million. Based on Nicolet's closing price of $94.40 as of March 29, 2022, the merger consideration is valued at approximately $158 million.

The estimated transaction value is a 1.67 multiple of Charter's adjusted tangible book value as of December 31, 2021 and equates to approximately 12.4x Charter's 2021 tax-adjusted earnings per share. First full year (2023) earnings per share accretion is estimated in the high-single digits. The transaction is expected to be accretive to Nicolet’s tangible book value per share. Additional assumptions and metrics can be found in the related Investor Presentation available on Nicolet’s website.

Nicolet is expected to appoint Brenda L. Johnson to the boards of directors of Nicolet Bankshares, Inc. and Nicolet National Bank upon the completion of the transaction.

Leadership/Employee Information
Post-merger, Paul Kohler will join Nicolet National Bank and will lead the Western Wisconsin and Twin Cities markets. He will also join the senior management team.

Approvals and Closing Date
The transaction has been unanimously approved by the boards of directors of both companies. It is subject to regulatory approvals and other customary closing conditions and is expected to close in the third quarter of 2022. Upon consummation of the transaction, all Charter branches are anticipated to become Nicolet branches. Nicolet’s loan production office, located at 3603 North Hastings Way, Eau Claire, WI is expected to close and consolidate with continued service out of the legacy Charter office in Eau Claire, WI.

Advisors
Nelson Mullins Riley & Scarborough LLP served as legal counsel to Nicolet in this transaction. Hovde Group served as financial advisor and Reinhart Boerner Van Deuren S.C. served as legal counsel to Charter.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin, the upper peninsula of Michigan, and Northern Michigan. More information can be found at www.nicoletbank.com.

About Charter Bankshares, Inc.
Charter Bankshares, Inc. is a bank holding company headquartered in Eau Claire, Wisconsin with total assets of approximately $1.1 billion. Its principal activity is the ownership and operation of Charter Bank, a community bank that also operates branches in Eau Claire, Wisconsin and Chaska and Chanhassen, Minnesota. For more information on Charter Bank, please visit www.charterbank.bank.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the federal securities law. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the proposed merger between Nicolet and Charter, all of which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Nicolet with the SEC, risks and uncertainties for Nicolet, Charter and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that the proposed merger will not be completed due to the failure to satisfy one or more of the conditions of the merger, including the approvals of regulators or Charter shareholders; (2) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (3) the risk that integration of Charter’s operations with those of Nicolet will be materially delayed or will be more costly or difficult than expected; (4) the parties’ inability to meet expectations regarding the timing of the proposed merger; (5) changes to tax legislation and their potential effects on the accounting for the merger; (6) diversion of management's attention from ongoing business operations and opportunities due to the proposed merger; (7) the challenges of integrating and retaining key employees; (8) the effect of the announcement of the proposed merger on Nicolet’s, Charter’s or the combined company’s respective customer and employee relationships and operating results; (9) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (10) dilution caused by Nicolet’s issuance of additional shares of Nicolet common stock in connection with the merger and additional risks that are discussed in Nicolet’s SEC filings. Please refer to Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, neither Nicolet nor Charter assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.